                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                  FORM 8-K/A

                                CURRENT REPORT



    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earlier event reported):  August 11, 1995 (May 31, 1995)


                           C.I.S. TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)


           DELAWARE                       0-15457         73-1199382
(State or other jurisdiction of         (Commission       (I.R.S. Employer
incorporation or organization)          File Number)      Identification Number)

6100 SOUTH YALE AVENUE, SUITE 1900, TULSA, OK             74136
(Address of registrant's principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code:  (918) 496-2451

                           C.I.S. TECHNOLOGIES, INC.
                              INDEX TO FORM 8-K/A
                                                                            Page
                                                                            ----
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (A) FINANCIAL STATEMENTS OF HOSPITAL COST CONSULTANTS,
            INC.

            Report of Independent Auditors............................         4

            Consolidated Balance Sheets as of December 31, 1994 and
             1993.....................................................         5

            Consolidated Statements of Operations for the years ended
             December 31, 1994 and 1993...............................         6

            Consolidated Statements of Cash Flows for the years ended
             December 31, 1994 and 1993...............................         7

            Consolidated Statements of Shareholders' Equity for the
             years ended December 31, 1994 and 1993...................         8

            Notes to Consolidated Financial Statements................         9

        (B) PRO FORMA FINANCIAL INFORMATION

            Pro Forma Condensed Consolidated Balance Sheet as of
             March 31, 1995 (Unaudited)...............................        15

            Notes to Unaudited Pro Forma Condensed Consolidated
             Balance Sheet............................................        16

            Pro Forma Condensed Consolidated Statement of Operations
             for the three months ended March 31, 1995
             (Unaudited)..............................................        17

            Pro Forma Condensed Consolidated Statement of Operations
             for the year ended December 31, 1994 (Unaudited).........        18

            Notes to Unaudited Pro Forma Condensed Consolidated
             Statement of Operations..................................        19

            Signatures................................................        20

(C)  EXHIBITS

     The following exhibits were included in the Registrant's Form 8-K dated June 15, 1995 to which this Form 8-K/A is an amendment at the pages indicated on the Exhibit Index thereto following the signature page thereof and are, together with such Exhibit Index, incorporated by reference herein:


                                                                           Page(s) of this
                                                                           Form or
                                                                           Report Exhibit
                                                                           previously
Number    Description                                                      filed
------    -----------                                                      ---------------
10.j      Stock Purchase and Sale Agreement (Definitive Agreement          Form 8-K filed
          by and between CIS Technologies, Inc., First Financial           May 19, 1995
          Management Corporation, and MicroBilt Corporation)

10.k      First Amendment to Stock Purchase and Sale Agreement             Form 8-K filed
                                                                           June 15, 1995

10.l      Promissory Note                                                  Form 8-K filed
                                                                           June 15, 1995

10.m      Corporate Guaranty                                               Form 8-K filed
                                                                           June 15, 1995

10.n      Pledge Agreement                                                 Form 8-K filed
                                                                           June 15, 1995

10.o      Accounts Security Agreement                                      Form 8-K filed
                                                                           June 15, 1995

10.p      Agreement Concerning Earn-out                                    Form 8-K filed
                                                                           June 15, 1995

10.q      Noncompete Agreement                                             Form 8-K filed
                                                                           June 15, 1995

10.w      Section 2.2(b) and "Exhibit B" to Agreement of Merger dated      Form 8-K filed
          October 19, 1993 between inter alia, First Financial             June 15, 1995
          Management Corporation and Hospital Cost Consultants,
          Inc., setting out certain "Earn-out Obligations" assumed by the Registrant.

99.b      Press release dated June 1, 1995.                                Form 8-K filed
                                                                           June 15, 1995

INDEPENDENT AUDITORS' REPORT


Hospital Cost Consultants, Inc.:

We have audited the accompanying consolidated balance sheets of Hospital Cost Consultants, Inc. and subsidiaries ("the Company," a wholly-owned subsidiary of First Financial Management Corporation ("FFMC") since December, 1993) as of December 31, 1994 and 1993 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1994 and 1993 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, all of the Company's outstanding common stock was acquired by FFMC in late December, 1993. The transaction was accounted for as a purchase, and the financial statements as of and subsequent to December 31, 1993 have been adjusted in accordance with the principles of push-down accounting to reflect allocation of the purchase price to the fair value of assets acquired and liabilities assumed. The financial statements for the year ended December 31, 1993 reflect operations before the acquisition by FFMC.

As discussed in Note 9 to the consolidated financial statements, on May 31, 1995, FFMC sold all of the outstanding stock of the Company to C.I.S. Technologies, Inc.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche, LLP
Atlanta, Georgia
July 14, 1995

                        HOSPITAL COST CONSULTANTS, INC.
  (a wholly-owned subsidiary of First Financial Management Corporation since
                                December, 1993)
                          CONSOLIDATED BALANCE SHEETS
                       As of December 31, 1994 and 1993

                                                           1994         1993
                                                       ------------  -----------
Assets
------
Current assets:
Cash                                                   $   235,000   $    29,000
Accounts receivable, net of allowance for doubtful
  accounts of $215,000 in 1994 and $135,000 in 1993      2,031,000     1,142,000
Other current assets                                        47,000        26,000
                                                       -----------   -----------
  Total current assets                                   2,313,000     1,197,000
                                                       -----------   -----------

Property and equipment, net                              1,044,000       634,000
Intangible assets, net                                   8,983,000     9,224,000
                                                       -----------   -----------
  Total non-current assets                              10,027,000     9,858,000
                                                       -----------   -----------

Total Assets                                           $12,340,000   $11,055,000
                                                       ===========   ===========

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities:
Accounts payable and accrued expenses                  $ 1,079,000   $ 2,107,000
Deferred revenue                                         2,117,000     2,744,000
Current maturities of long-term debt                            --       105,000
Current portion of capital leases                          123,000       142,000
                                                       -----------   -----------
  Total current liabilities                              3,319,000     5,098,000
                                                       -----------   -----------

Payable to FFMC                                          4,300,000       697,000
Long-term debt                                                  --       202,000
Capital lease obligations                                  188,000       311,000
                                                       -----------   -----------
  Total non-current liabilities                          4,488,000     1,210,000
                                                       -----------   -----------

Commitments and contingencies (see Note 8)

Shareholders' Equity:
Common stock, no par value:  10,000,000 shares
  authorized, 100 shares issued and outstanding                 --            --
Investment by FFMC                                       5,365,000     4,747,000
Accumulated deficit                                       (832,000)           --
                                                       -----------   -----------
  Total shareholders' equity                             4,533,000     4,747,000
                                                       -----------   -----------

Total Liabilities and Shareholders' Equity             $12,340,000   $11,055,000
                                                       ===========   ===========



         See accompanying notes to consolidated financial statements.

                        HOSPITAL COST CONSULTANTS, INC.
   (a wholly-owned subsidiary of First Financial Management Corporation since
                                December, 1993)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years ended December 31, 1994 and 1993

                                                                  (Note 1c)
                                                       1994          1993
                                                    -----------  -----------

Total revenues                                      $7,997,000   $ 5,450,000
                                                    ----------   -----------

Operating expenses:
Development and field operations                     5,825,000     8,847,000
General and administrative                           1,454,000     1,459,000
Depreciation and amortization                        1,398,000       156,000
                                                    ----------   -----------
  Total operating expenses                           8,677,000    10,462,000
                                                    ----------   -----------

Operating loss                                        (680,000)   (5,012,000)

Interest expense                                        74,000       179,000
                                                    ----------   -----------

Loss before income taxes                              (754,000)   (5,191,000)

Income taxes                                            78,000            --
                                                    ----------   -----------

Net loss                                            $ (832,000)  $(5,191,000)
                                                    ==========   ===========




         See accompanying notes to consolidated financial statements.

                        HOSPITAL COST CONSULTANTS, INC.
   (a wholly-owned subsidiary of First Financial Management Corporation since
                                December, 1993)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1994 and 1993

                                                                         (Note 1c)
                                                              1994          1993
                                                          ------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                  $  (832,000)  $(5,191,000)
Adjustments to reconcile to net cash provided by
  (used in) operating activities:
      Depreciation and amortization                         1,398,000       156,000
      Loss on sale of assets                                   28,000         4,000
      Stock issued in lieu of cash compensation                    --     1,785,000
      Note payable issued in lieu of cash compensation             --       288,000
      Changes in assets and liabilities:
        Receivables                                          (889,000)     (898,000)
        Other current assets                                  (21,000)       20,000
        Accounts payable and accrued expenses                  91,000     2,745,000
        Deferred revenue                                     (627,000)    1,612,000
                                                          -----------   -----------
Net cash provided by (used in) operating activities          (852,000)      521,000
                                                          -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment, net                     (698,000)      (50,000)
Software development costs                                   (897,000)     (225,000)
Payment of acquisition costs                               (1,119,000)           --
                                                          -----------   -----------
Net cash used in investing activities                      (2,714,000)     (275,000)
                                                          -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in payable to FFMC                                 3,603,000       697,000
Increase in investment by FFMC                                618,000            --
Payments on notes payable                                    (307,000)   (1,000,000)
Payments on capital leases                                   (142,000)     (112,000)
Sales of common stock                                              --         8,000
                                                          -----------   -----------
Net cash provided by (used in) financing activities         3,772,000      (407,000)
                                                          -----------   -----------

Net change in cash                                            206,000      (161,000)

Cash at beginning of year                                      29,000       190,000
                                                          -----------   -----------

Cash at end of year                                       $   235,000   $    29,000
                                                          ===========   ===========




         See accompanying notes to consolidated financial statements.

                        HOSPITAL COST CONSULTANTS, INC.
   (a wholly-owned subsidiary of First Financial Management Corporation since
                                December, 1993)
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     Years Ended December 31, 1994 and 1993

                                          Common Stock                                      Total
                                     ----------------------    Investment   Accumulated   Shareholders'
                                      Shares       Amount        by FFMC      Deficit       Equity
                                     ---------   ----------   -----------   -----------   -------------
Balance, December 31, 1992           5,550,835   $2,025,000                 $(3,734,000)    $(1,709,000)
  Net loss                                                                   (5,191,000)     (5,191,000)
  Exercise of stock options             50,350        8,000                                       8,000
  Issuance of common stock in
     lieu of cash compensation         164,000    1,785,000                                   1,785,000
                                     ---------   ----------   -----------   -----------     -----------

Balance before investment by FFMC    5,765,185   $3,818,000            --   $(8,925,000)    $(5,107,000)
                                     =========   ==========   ===========   ===========     ===========
Balance December 31, 1993 (Note 1c)        100                $ 4,747,000                   $ 4,747,000
  Increase in investment by FFMC                                  618,000                       618,000
  Net loss                                                                     (832,000)       (832,000)
                                     ---------   ----------   -----------   -----------     -----------
Balance, December 31, 1994                 100           --   $5,365,000    $  (832,000)    $ 4,533,000
                                     =========   ==========   ==========    ===========     ===========

         See accompanying notes to consolidated financial statements.

                        HOSPITAL COST CONSULTANTS, INC.
   (a wholly-owned subsidiary of First Financial Management Corporation since
                                December, 1993)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     Years ended December 31, 1994 and 1993

1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     -----------------------------------------------------------------

     A.  CONSOLIDATION
         -------------

         The consolidated financial statements include the accounts of Hospital Cost Consultants, Inc. and its wholly-owned subsidiaries Hospital Cost Consultants Pty, Ltd. (an Australian Company) and Master Hospital Systems, Inc. (collectively, the "Company" or "HCC"). All material intercompany profits, transactions, and balances have been eliminated.

     B.  NATURE OF BUSINESS
         ------------------

         The Company develops, markets, installs and provides technical support for health care information systems for hospitals and other health care providers.

     C.  CHANGE IN OWNERSHIP AND BASIS OF PRESENTATION
         ---------------------------------------------

         In late December, 1993, First Financial Management Corporation ("FFMC") acquired all of the outstanding common stock of HCC. FFMC's initial investment, including payment of certain obligations of HCC to its former shareholders, aggregated $4,842,000 (including $95,000 paid in January, 1994). The acquisition was accounted for as a purchase, and the accompanying financial statements as of and subsequent to December 31, 1993 have been adjusted, in accordance with the principles of push-down accounting, to reflect allocation of the purchase price to the fair value of assets acquired and liabilities assumed. Accordingly, the statements of operations and cash flows for 1994 and 1993 are not directly comparable, due principally to the amortization of intangible assets recorded as a result of push-down accounting.

         In accordance with the terms of the agreement and plan of merger, FFMC agreed to pay additional consideration if certain contingencies were met. Such consideration would be paid annually and based upon net collected revenues of HCC, as defined, at levels exceeding historical experience, for the period from the acquisition date through December 31, 1998. FFMC paid $523,000 of additional consideration in 1994, and this amount was accrued at December 31, 1993 and is reflected in the accompanying consolidated financial statements as an increase in goodwill and investment by FFMC. In May 1995, in conjunction with the transaction discussed in Note 9, FFMC agreed to pay $1,130,000 in settlement of any and all remaining consideration due from FFMC to the former HCC shareholders. The accompanying consolidated financial statements do not reflect this settlement as of December 31, 1994.


     D.  REVENUE RECOGNITION AND CONCENTRATION OF CREDIT RISK
         ----------------------------------------------------

         HCC software sales and installation service revenues are recognized on a percentage of completion method based on the completion of specific installation milestones. Software maintenance contract revenues are recognized on a straight-line basis over the lives of the maintenance contracts. Other service revenues are recognized in the period the services are performed. Sales of third party hardware and software are recognized upon delivery.

         The Company primarily markets its products directly to its customers, which consist of hospitals and other health care providers. Trade receivables with hospitals potentially subject the Company to concentration of credit risk. Such risk, however, is considered by management to be limited because of the Company's sizable and geographically diverse client base. The Company regularly evaluates the credit worthiness of its customers; to date uncollectible accounts have not been material. Sales to customers in Australia and the United Kingdom represent approximately 8% and 10% of total revenues in 1994 and 1993, respectively.

     E.  PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment is depreciated or amortized on a straight-line basis over the lesser of the useful life of the related assets (generally five years) or the lease term, as appropriate.

     F.  INTANGIBLE ASSETS
         -----------------

         Software development costs are capitalized in accordance with Statement of Financial Accounting Standards No. 86 ("SFAS 86"), "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed." Under SFAS 86, once the software has been clearly defined and technological feasibility has been established, software development costs are capitalized. In the allocation of purchase price associated with FFMC's acquisition of the Company, approximately $1,345,000 was allocated to purchased software technology. Software development costs and purchased software technology are amortized over an estimated useful life of four years.

         Goodwill represents the excess of FFMC's cost of the Company over the value assigned to tangible and identifiable intangible assets, and is amortized on a straight-line basis over ten years. The Company periodically assesses the recoverability of goodwill when there are indications of potential impairment by comparing its carrying value to expected future operating results of the Company. If estimates of future operating results would be insufficient to recover future charges of goodwill amortization, then the recorded value of goodwill balances would be reduced by the estimated deficiencies in operating results. No impairment has been recorded through December 31, 1994.

     G.  INCOME TAXES
         ------------

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, deferred income taxes are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the years in which such differences are expected to reverse.

         FFMC files a consolidated federal income tax return which includes the accounts of the Company for 1994. Income tax expense is computed for the Company based upon the inclusion of the Company's income and deductions in the consolidated federal return of FFMC, and current income taxes payable are a component of the payable to FFMC in the accompanying consolidated balance sheet. The evaluation of necessary valuation allowances has been made based upon assessments of HCC's ability to recover deferred tax assets on a stand-alone basis.

H.   PAYABLE TO FFMC
     ---------------

     Payable to FFMC represents cumulative net advances from FFMC as a result of transactions with or on behalf of the Company in the ordinary course of business.

I.   INVESTMENT BY FFMC
     ------------------

     Investment by FFMC represents consideration paid by FFMC for HCC. These amounts are reflected in shareholder's equity in the accompanying consolidated balance sheets.


2.   PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment at December 31 consist of:

                                                          1994        1995
                                                       ----------   ---------

     Equipment and purchased internal-use software     $  787,000   $ 376,000
     Furniture, fixtures and other                        462,000     258,000
     Less accumulated depreciation and amortization      (205,000)         --
                                                       ----------   ---------
                                                       $1,044,000   $ 634,000
                                                       ==========   =========

     The amount charged to expense for depreciation and amortization of property and equipment was $260,000 and $156,000 for the years ended December 31, 1994 and 1993, respectively. The gross value of equipment under capital leases was $431,000 at December 31, 1994 and 1993, and the accumulated amortization was $117,000 and zero at December 31, 1994 and 1993, respectively.


3.   INTANGIBLE ASSETS
     -----------------


     Intangible assets at December 31 consist of:
                                                         1994          1993
                                                      ----------   ----------
     Goodwill                                         $7,611,000   $7,611,000
     Software development costs and
       purchased software technology                   2,510,000    1,613,000
     Less accumulated amortization                    (1,138,000)          --
                                                      ----------   ----------
                                                      $8,983,000   $9,224,000
                                                      ==========   ==========

     Amortization of software development costs and purchased software technology was $377,000 for 1994 and zero for 1993.

4.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES
     -------------------------------------

     Accounts payable and accrued expenses at December 31 consist of:


                                                         1994        1993
                                                      ----------  ----------

     Accounts payable                                 $  384,000  $  569,000
     Accrued compensation and benefits                   535,000     310,000
     Acquisition liabilities                              79,000   1,228,000
     Other accrued expenses                               81,000          --
                                                      ----------  ----------
                                                      $1,079,000  $2,107,000
                                                      ==========  ==========

5.   INCOME TAXES
     ------------

     The Company had no provision for deferred income taxes for 1994 and 1993. The Company's effective tax rate differs from the statutory rate as follows:


                                                              1994   1993
                                                              ----   ----
     Federal statutory rate                                  (34)%  (34)%
     State income taxes, net of federal income tax benefit    (6)    (6)
     Non-deductible goodwill amortization                     39     --
     Change in deferred tax asset valuation allowance         11     40
                                                             ---    ---
     Effective tax rate                                       10%     0%
                                                             ===    ===


     The following table outlines the principal components of deferred tax items, representing the difference between book and tax bases of the Company's assets and liabilities as aggregated under SFAS 109 as of December 31, 1994 and 1993.

                                                            1994          1993
                                                       ------------   -----------
      Deferred tax assets (liabilities) related to:
        Net operating loss carryforward                 $   882,000   $ 1,003,000
        Accounts receivable                               1,421,000       785,000
        Deferred revenue                                    847,000     1,098,000
        Accrued expenses                                    (67,000)      325,000
        Software development costs                         (130,000)     (140,000)
        Property and equipment                              186,000         4,000
        Other                                                24,000         4,000
      Less:  valuation allowance                         (3,163,000)   (3,079,000)
                                                        -----------   -----------
      Deferred taxes                                    $        --   $        --
                                                        ===========   ===========

6.   EMPLOYEE BENEFIT PLANS
     ----------------------

     In January 1994, the Company's employees began participating in FFMC's savings plan which covers substantially all of its employees. The plan provides tax deferred amounts for each participant, consisting of employee elective contributions and additional discretionary Company contributions. The aggregate amount charged to expense for this plan was approximately $49,000 in 1994.

     The Company does not offer post-retirement health care or other insurance benefits for retired employees. The Company does offer postemployment benefits primarily relating to short-term disability, and has adopted Statement of Financial Accounting Standards No. 112, "Employer's Accounting for Postemployment Benefits."

     The Company's stock option plan was discontinued upon acquisition by FFMC, and options for 2,350,250 shares expired without being exercised.

7.   RELATED PARTY TRANSACTIONS
     --------------------------

     The Company utilizes certain FFMC services such as legal, internal audit, income tax accounting, and other general administrative services which are not charged to HCC and which are not in the aggregate material.

     During 1994, the Company repaid notes payable to certain former shareholders of HCC. These notes, which bore interest at 8%, are reflected in the accompanying December 31, 1993 balance sheet at $307,000.

8. COMMITMENTS AND CONTINGENCIES
   -----------------------------

   The Company leases certain of its equipment under operating lease agreements. Lease terms generally range from four to five years and substantially all agreements contain renewal options. Total rent expense for operating leases was $472,000 and $220,000 for 1994 and 1993, respectively.

   Minimum commitments for rental payments under noncancelable capital and operating leases at December 31, 1994 are as follows:


                                                        Operating     Capital
      1995                                              $  516,000   $ 157,000
      1996                                                 516,000     104,000
      1997                                                 516,000      76,000
      1998                                                 516,000      30,000
      1999                                                  47,000          --
                                                        ----------   ---------
      Total minimum payments                            $2,111,000     367,000
                                                        ==========
      Less amount representing interest                                (56,000)
                                                                     ---------
      Present value of capital lease obligations                       311,000
      Less current portion                                            (123,000)
                                                                     ---------
      Long-term portion of capital lease obligations                 $ 188,000
                                                                     =========


9. SUBSEQUENT EVENTS
   -----------------

   On May 31, 1995, FFMC sold all of the outstanding common stock of HCC to CIS Technologies, Inc. for $10,000,000 and the assumption of remaining contingent consideration payable pursuant to the agreement and plan of merger between FFMC and the former shareholders of HCC (see Note 1).

   The accompanying consolidated financial statements do not reflect adjustments to assets and liabilities of HCC which may be required to reflect CIS Technologies, Inc.'s new basis of accounting resulting from the purchase.

                  C.I.S. TECHNOLOGIES, INC. AND SUBSIDIARIES

                                 ____________

                       PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS - UNAUDITED

                   For the Three Months Ended March 31, 1995
                     and the Year Ended December 31, 1994

                   C.I.S. TECHNOLOGIES, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET - UNAUDITED
                               At March 31, 1995

                                                                              Pro Forma
                                                  CIS          HCC            Adjustments          Pro Forma
                                              -----------  -----------        -----------         -----------
ASSETS
------
CURRENT ASSETS
  Cash                                        $ 8,942,013  $   231,000        $(8,000,000)/(a)/   $ 1,173,013
  Accounts receivable, net                      6,702,263    1,990,000                              8,692,263
  Charge recovery                               5,048,557                                           5,048,557
  Related party receivable                        229,154                                             229,154
  Prepaid expenses                                645,199                                             645,199
  Other current assets                          1,198,610       42,000                              1,240,610
                                              -----------  -----------        -----------         ===========
    TOTAL CURRENT ASSETS                       22,765,796    2,263,000         (8,000,000)         17,028,796
                                              ===========  ===========        ===========         ===========

NON-CURRENT ASSETS
  Related party receivables                        32,061           --                                 32,061
  Property and equipment, net                  10,170,835    2,672,432                             12,843,267
  Intangible assets, net                       13,461,629    7,583,568          6,278,000/(b)/     27,323,197
  Deferred tax asset                              900,000           --                                900,000
  Other non-current assets                        453,419                                             453,419
                                              -----------  -----------        -----------         -----------
    TOTAL NON-CURRENT ASSETS                   25,017,944   10,256,000          6,278,000          41,551,944
                                              ===========  ===========        ===========         ===========
  TOTAL ASSETS                                $47,783,740  $12,519,000        $(1,722,000)        $58,580,740
                                              ===========  ===========        ===========         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
  Accounts payable and accrued liabilities    $ 1,347,242  $ 1,027,000                            $ 2,374,242
  Borrowings under line of credit                      --           --          2,000,000/(d)/      2,000,000
  Current maturities of long-term debt          1,102,579           --          5,000,000/(b)/      6,102,579
  Current portion of capital leases               220,280      123,000                                343,280
  Deferred revenue                                573,273    2,495,000                              3,068,273
                                              -----------  -----------        -----------         ===========
    TOTAL CURRENT LIABILITIES                   3,243,374    3,645,000          7,000,000          13,888,374
                                              ===========  ===========        ===========         ===========
NON-CURRENT LIABILITIES
  Long-term debt                                3,195,596    4,200,000         (4,200,000)/(c)/     3,195,596
  Capital lease obligation                         74,375      152,000                                226,375
  Deferred income taxes                           157,963           --                 --             157,963
                                              -----------  -----------        -----------         -----------
    TOTAL NON-CURRENT LIABILITIES               3,427,934    4,352,000         (4,200,000)          3,579,934
                                              ===========  ===========        ===========         ===========

STOCKHOLDERS' EQUITY                           41,112,432    4,522,000         (4,522,000)/(e)/    41,112,432

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                        $47,783,740  $12,519,000        $(1,722,000)        $58,580,740
                                              ===========  ===========        ===========         ===========

                            See Accompanying Notes.

                  C.I.S. TECHNOLOGIES, INC. AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                          CONSOLIDATED BALANCE SHEET

The pro forma condensed consolidated balance sheet, which has been prepared utilizing the historical balance sheet of Hospital Cost Consultants, Inc. ("HCC") and C.I.S. Technologies, Inc. ("CIS") as of March 31, 1995, is based upon the assumption that the acquisition by CIS accounted for under the purchase method, occurred as of March 31, 1995, and includes the following pro forma adjustments:

     (a) To reflect the cash paid to complete the acquisition of HCC.

     (b) Adjustment to reflect the allocation of the total purchase price of HCC of $15,000,000 to the assets acquired and liabilities assumed and the recording of goodwill and other intangibles associated with the acquisition.

         The final allocation of the purchase price is contingent upon the receipt of final information on the acquired assets, but is not expected to differ materially from the preliminary allocation herein.

     (c) To eliminate debt of HCC not assumed as part of the acquisition.

     (d) To reflect additional borrowings associated with the acquisition.

     (e) To eliminate HCC shareholders' equity.

The pro forma balance sheet should be read in conjunction with the financial statements and notes of CIS and HCC as of December 31, 1994 and March 31, 1995.

                   C.I.S. TECHNOLOGIES, INC. AND SUBSIDIARIES
                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                           OF OPERATIONS - UNAUDITED

                   For the Three Months Ended March 31, 1995

                                                                 Pro Forma
                                         CIS           HCC      Adjustments         Pro Forma
                                     -----------   ----------   -----------        -----------
REVENUE                              $ 8,396,113   $1,624,000   $       --        $10,020,113
                                     -----------   ----------   ----------        -----------

OPERATING EXPENSES
Technical operations                     856,373      394,866           --          1,251,239
Sales and client service               4,008,260    1,391,134           --          5,399,394
General and administrative             1,745,689      374,000           --          2,119,689
Depreciation and amortization            897,053      390,000      426,000/(a)/     1,713,053
                                     -----------   ----------   ----------        -----------
 Total operating expenses              7,507,375    2,550,000      426,000         10,483,375
                                     -----------   ----------   ----------        -----------

OPERATING INCOME (LOSS)                  888,738     (926,000)    (426,000)          (463,262)
OTHER INCOME (EXPENSE)                    15,575           --      (49,000)/(b)/
                                                                   (75,000)/(c)/     (108,425)
                                     -----------   ----------   ----------        -----------
INCOME (LOSS) BEFORE INCOME TAXES        904,313     (926,000)    (550,000)          (571,687)
PROVISION (BENEFIT) FOR
 INCOME TAXES                             51,692     (184,000)     184,000/(d)/        51,692
                                     -----------   ----------   ----------        -----------
NET INCOME (LOSS)                    $   852,621   $ (742,000)  $ (734,000)       $  (623,379)
                                     ===========   ==========   ==========        ===========

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                   32,495,677                                   32,495,677
                                     ===========                                  ===========

EARNINGS PER SHARE-PRIMARY
 AND FULLY DILUTED                          $.03                                        $(.02)
                                     ===========                                  ===========

                            See Accompanying Notes.

                  C.I.S. TECHNOLOGIES, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                     For the Year Ended December 31, 1994

                                                                 Pro Forma
                                         CIS           HCC      Adjustments         Pro Forma
                                     -----------   ----------   ------------       -----------
REVENUE                              $31,689,204   $7,997,000   $        --        $39,686,204
                                     -----------   ----------   -----------        -----------

OPERATING EXPENSES
Technical operations                   2,783,217      793,000            --          3,576,217
Sales and client service              17,015,000    5,032,000            --         22,047,000
General and administrative             6,852,545    1,454,000            --          8,306,545
Depreciation and amortization          2,701,671    1,398,000     1,700,000/(a)/     5,799,671
                                     -----------   ----------   -----------        -----------
 Total operating expenses             29,352,433    8,677,000     1,700,000         39,729,433
                                     -----------   ----------   -----------        -----------

OPERATING INCOME (LOSS)                2,336,771     (680,000)   (1,700,000)           (43,229)
OTHER INCOME (EXPENSE)                  (125,805)     (74,000)     (510,000)/(b)/
                                                                    (50,000)/(c)/     (759,805)
                                     -----------   ----------   -----------        -----------
INCOME (LOSS) BEFORE INCOME TAXES      2,210,966     (754,000)   (2,260,000)          (803,034)
PROVISION (BENEFIT) FOR
 INCOME TAXES                             13,964       78,000       (78,000)/(d)/       13,964
                                     -----------   ----------   -----------        -----------
NET INCOME (LOSS)                    $ 2,197,002   $ (832,000)  $(2,182,000)       $  (816,998)
                                     ===========   ==========   ===========        ===========

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                   27,617,091                                    27,617,091
                                     ===========                                   ===========

EARNINGS PER SHARE-PRIMARY
 AND FULLY DILUTED                          $.08                                         $(.03)
                                     ===========                                   ===========

                            See Accompanying Notes.

                  C.I.S. TECHNOLOGIES, INC. AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS

The pro forma condensed statements of operations, which have been prepared utilizing the historical statements of operations of Hospital Cost Consultants, Inc. ("HCC") and C.I.S. Technologies, Inc. ("CIS") for the year ended December 31, 1994 and the three months ended March 31, 1995, are based upon the assumption that the acquisition by CIS, accounted for under the purchase method, occurred as of January 1, 1994 and include the following pro forma adjustments.

     (a) Adjustment to amortization due to increase in goodwill and other intangibles associated with the acquisition.

     (b) Adjustment to reflect increase in interest expense on debt issued associated with the acquisition.

     (c) Adjustment to reflect interest foregone from short-term investments due to acquisition.

     (d) Adjustment of income tax expense (benefit) recognized to reflect expense (benefit) associated with pro forma combined results of operations.

The pro forma financial statements should be read in conjunction with the financial statements and notes of CIS and HCC for the year ended December 31, 1994 and the three months ended March 31, 1995. HCC results of operations for 1994 included expenses related to the re-engineering of their software products, which re-engineering increased the sales cycle time and negatively impacted revenues. These pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       C.I.S. TECHNOLOGIES, INC.



                                       /s/ Rebecca L. Speight
                                       ----------------------
                                       Rebecca L. Speight
                                       Director, Finance & Accounting
                                       (Principal Accounting Officer)

Date: August 14, 1995